Exhibit 23.2






                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the inclusion in this Form S-8 of Newmont Mining Corporation filed on April 18, 2002, of our report dated April 30, 2001, related to Franco-Nevada Mining Corporation Limited's financial statements for the year ended March 31, 2001.


                                                  /s/ PriceWaterhouseCoopers LLP



Toronto, Canada
April 18, 2002